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                                                                       EXHIBIT A

                          KOLL REAL ESTATE GROUP, INC.

                            WORLDWIDE SUBSIDIARY LIST

                                             Percentage     State/Country of
                                             Ownership      Incorporation
                                             ---------      ----------------

Hengro Fifteen Inc.                                100      Delaware
Henley Disc Media, Inc.                            100      Delaware
Henley Facilities, Inc.                            100      Delaware
Henley Group, Inc., The                            100      Delaware
  New Henley Holdings Inc.                         100      Delaware
    Air Correction International, Inc.             100      Delaware
    GCC Patents Holding Company Inc.               100      Delaware
    Hengro Fourteen Inc.                           100      Delaware
    Hengro Ten Inc.                                100      Delaware
    Hengro Thirteen Inc.                           100      Delaware
    Henley Deltec Holdings Inc.                    100      Delaware
      Henley Deltec Corporation                    100      Delaware
    Henley Investments, Inc. Two                   100      Delaware
    IRE Corporation                                100      Indiana
      H I Industries Corporation                   100      Florida
    LJC Investments, Inc.                          100      Delaware
    Moore International Inc.                        80      Delaware
    Newco A.C. Corporation                         100      Delaware
    Nichols Engineering & Research Corporation     100      Delaware
    Procon International Inc.                      100      Delaware
      Procon Incorporated                          100      Delaware
        Procofrance, S.A.                          100      France
        Procon (Great Britain) Limited             100      United Kingdom
    Pullman Environmental Services Inc.            100      Delaware
    Pullman Passenger Car Company Inc.             100      Delaware
    Pullman Swindell Ltd.                          100      United Kingdom
    Trailmobile International Ltd.                 100      Delaware
      Pullman Trailmobile de Mexico S.A. de C.V.   100      Mexico
    Trailmobile Leasing Corp.                      100      Delaware
    W.O.L. Corporation                             100      Delaware
    W. W. C. Corporation                           100      Delaware
    Wheelabrator Export Corporation                100      Delaware
Henley Holdings Two Inc.                           100      Delaware
  Signal Landmark Holdings Inc.                    100      Delaware
    Signal Landmark                                100      California
      Calumet Real Estate Inc.                     100      Delaware

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      Newport Realty Corp.                         100      California
      Signal Bolsa Corporation                     100      California
      Signal Hawaii, Inc.                          100      Hawaii
      Signal Puako Corporation                     100      Hawaii
      Eagle Crest Country Club, Inc.               100      California
      Glenwood Properties                           50      California
      Signal Development Corporation               100      California
Henley/KNO Holding Inc.                            100      Delaware
KREG Holdings Inc.                                 100      Delaware
  KREG Operating Co.                               100      Delaware
    KREG - LA, Inc.                                 51      Delaware
    KREG - NC, Inc.                                 51      Delaware
    KREG - NW, Inc.                                 51      Delaware
    KREG - OC, Inc.                                 51      Delaware
    KREG - SD, Inc.                                 51      Delaware
    KREG - SW, Inc.                                 51      Delaware
NC Holding Company                                 100      Delaware
  Wentworth By The Sea, Inc.                      * 50      Delaware
Newco A. D. Corporation                            100      South Carolina
Twenty Newco Inc.                                  100      Delaware
Wentworth Holdings Inc.                            100      Delaware
  Wentworth By The Sea, Inc.                      * 50      Delaware
WESI Maryland Inc.                                 100      Delaware
WT/HRC Corporation                                 100      Illinois
  Heat Research Corporation                        100      Delaware


(*) Together NC Holding Company and Wentworth Holdings Inc. own 100% of
    Wentworth By The Sea, Inc.


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